AMENDMENT NO. 1 TO SUPPLY AGREEMENT

(PKDM Holdings, Inc.)

This Amendment No. 1 to Supply Agreement is made this 16th day of January 2009, by and among ROCK OF AGES CORPORATION, a Delaware corporation with its principal office located at 560 Graniteville Road, Graniteville, Vermont 05654 ("ROA"); and PKDM HOLDINGS, INC., a Kentucky corporation with its principal office located at 1407 N. Dixie Highway, Elizabethtown, KY 42702, (the "Parent"), North American Heritage Services, Inc., a Delaware corporation with its principal office located at 1407 N. Dixie Highway, Elizabethtown, KY 42702, ("NAHS"), KEITH MONUMENT COMPANY, LLC, a Delaware limited liability company with its principal office located at 1407 N. Dixie Highway, Elizabethtown, KY 42702, ("Keith"), and SIOUX FALLS MONUMENT CO., INC. , a South Dakota corporation with its principal office located at 4901 West 12th Street, Sioux Falls, SD 57106 ("Sioux Falls") (Parent, NAHS, Keith, and Sioux Falls, are collectively referred to herein as "Retailer").

RECITALS:

WHEREAS, ROA and Retailer entered into an Authorized Retailer, Supply and License Agreement dated January 17, 2008, ("Supply Agreement");

WHEREAS, Retailer sold or permanently closed retail stores that were operated by Retailer on the date of the Supply Agreement without opening a new store; and

WHEREAS, in accordance with Section 9.b of the Supply Agreement, the Minimum Annual Purchase requirement described in Section 7 of the Supply Agreement is required to be adjusted downward by an amount equal to the three year average annual purchases (excluding Mausoleums) of such closed or sold stores.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are herein and hereby acknowledged, the parties agree as follows:

  Retailer warrants and represents it has permanently closed or sold the retail outlets set forth on Exhibit A attached hereto and made a part hereof on the dates shown in Exhibit A.  ROA and retailer agree that the three year average annual purchases (excluding mausoleums) of said closed or sold locations are as shown on Exhibit A.

  ROA and Retailer each agree to amend Section 7 of the Supply Agreement to reduce the required Minimum Annual Purchase to $1,780,000, for the first year of the agreement ending on 1/17/09 and to $1,210,000 for each of the remaining years of the Initial Term and any Renewal Term.

  Except as amended by this Amendment No. 1, ROA and Retailer hereby agree and acknowledge that the remainder of the Supply Agreement shall be unchanged and shall remain in full force and effect.

  This Amendment No. 1 may be signed in multiple counterparts which, when taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement all as of the date first above written.

DATED: March 10, 2009

WITNESS	ROCK OF AGES CORPORATION

By: /s/ Donald M. Labonte_________________
Donald M. Labonte, President

_________________________	PKDM HOLDINGS, INC.

By: /s/ Richard M. Urbach___________________
Richard M. Urbach, President

NORTH AMERICAN HERITAGE SERVICES, INC.

By: /s/ Richard M. Urbach,_________________
Richard M. Urbach, President

KEITH MONUMENT COMPANY, LLC

__________________________	By: /s/ Richard M. Urbach__________________
Richard M. Urbach, President

__________________________	SIOUX FALLS MONUMENT CO., INC.

By: /s/ Richard M. Urbach__________________
Richard M. Urbach, President